Exhibit 99

3M Reports Sales Information for Month of July 2020

July Summary:

•	Sales of $2.8 billion, up 6 percent year-on-year

•	Organic local-currency sales growth of 3 percent year-on-year

•	Broad-based improvement in sales trends across businesses and geographies

ST. PAUL, Minn. – August 13, 2020 − 3M (NYSE: MMM) today reported sales information for the month of July 2020.

Total sales for July increased 6 percent year-on-year to $2.8 billion. Organic local-currency sales (which includes organic volume impacts and selling price changes) increased 3 percent while acquisitions, net of divestitures, added an additional 3 percent. Foreign currency translation was neutral to sales year-on-year.

Total sales increased 29 percent in Health Care, 9 percent in Consumer, and 6 percent in Safety and Industrial, while Transportation and Electronics declined 7 percent. Organic local-currency sales increased 11 percent in Health Care, 9 percent in Consumer, and 8 percent in Safety and Industrial, while Transportation and Electronics declined 6 percent.

On a geographic basis, total sales increased 10 percent in the Americas, 3 percent in EMEA (Europe, Middle East and Africa) and were flat in Asia Pacific. Organic local-currency sales increased 6 percent in the Americas (including the U.S. up 8 percent), were flat in EMEA, and declined 1 percent in Asia Pacific (including China up 13 percent and Japan down 12 percent).

Forward-Looking Statements

This news release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, capital markets and other external conditions and other factors beyond the Company's control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) risks related to public health crises such as the global pandemic associated with the coronavirus (COVID-19); (3) liabilities related to certain fluorochemicals, including lawsuits concerning various PFAS-related products and chemistries, and claims and governmental regulatory proceedings and inquiries related to PFAS in a variety of jurisdictions; (4) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2019, and any subsequent quarterly reports on Form 10-Q (the “Reports”); (5) competitive conditions and customer preferences; (6) foreign currency exchange rates and fluctuations in those rates; (7) the timing and market acceptance of new product offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (11) operational execution, including scenarios where the Company generates fewer productivity improvements than estimated; (12) financial market risks that may affect the Company’s funding obligations under defined benefit pension and postretirement plans; and (13) the Company's credit ratings and its cost of capital. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports), as updated by applicable Current Reports on Form 8-K. The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

About 3M

At 3M, we apply science in collaborative ways to improve lives daily. With $32 billion in sales, our 96,000 employees connect with customers all around the world.

Contacts

3M

Investor Contacts:

Bruce Jermeland, 651-733-1807

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Tony Riter, 651-733-1141

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Media Contact:

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